Exhibit 99.1
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                            CERTIFICATION PURSUANT TO
                              18 USC, SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the quarterly report of Genesis  Companies  Group,  Inc.
(the "Company") on Form 10-QSB for the quarter ended September 30, 2002, as filed with the Securities and Exchange Commission (the "Report"), I Wm. Ernest Simmons, the Chief Executive Officer, and the Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to the best of my knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated: November 11, 2002                     s/Wm. Ernest Simmons
                                             -----------------------------------
                                             Wm. Ernest Simmons,
                                             Chief Executive Officer and
                                             Chief Financial Officer